Exhibit 99.1

FOR IMMEDIATE RELEASE

CASELLA WASTE SYSTEMS, INC. ANNOUNCES THIRD QUARTER FISCAL YEAR 2008 RESULTS

RUTLAND, VERMONT (March 5, 2008) — Casella Waste Systems, Inc. (NASDAQ: CWST), a regional solid waste, recycling, and resource management services company, today reported financial results for the third quarter of its 2008 fiscal year and raised guidance on estimated earnings before interest, taxes, depreciation and amortization (EBITDA)* for fiscal year 2008.

Third Quarter Financial Results

For the quarter ended January 31, 2008, the company reported revenues of $141.4 million, up $12.6 million, or 9.8 percent over the same quarter last year. The company’s net loss applicable to common shareholders was ($4.6) million, or ($0.18) per common share, compared to a net loss of ($1.7) million, or ($0.07) per share in the same quarter last year, driven mainly by non-recurring management reorganization charges and losses from equity method investments.

General and administration costs for the quarter include a $1.2 million non-recurring charge incurred as the result of the company’s management reorganization. This reorganization charge resulted in an after tax impact of negative $0.03 per share.

Including this one-time charge, operating income for the quarter was $7.3 million, down $1.8 million over the same quarter last year. The company’s EBITDA was $26.3 million, up $0.2 million from the same quarter last year. Excluding the one-time management reorganization charge, EBITDA was $27.5 million, up $1.4 million, or 5.4 percent over the same quarter last year.

Cash provided by operating activities in the quarter was $16.0 million, compared to $16.2 million for the same quarter last year.

The company said its GreenFiber unit continues to be severely impacted by the slowdown in the housing market. The company’s income from equity method investments was down $1.9 million compared to the same quarter last year, with the company’s share of GreenFiber’s net income down $1.6 million during this period. The year-over-year losses from equity method investments resulted in an after tax impact of negative $0.05 per share.

Year-to-Date Financial Results

For the nine months ended January 31, 2008, the company reported revenues of $442.8 million, up 8.1 percent over the same period last year. Including the $1.2 million non-recurring management reorganization charge in the third quarter, the company’s net income per common share for the nine month period was ($0.00), compared to a net loss per common share of ($0.05) in the same period last year. Operating income for the nine month period was $36.4 million, up $3.8 million or 11.7 percent over the same period last year. Cash provided by operating activities for the nine month period was $51.7 million, down $4.7 million compared to the same period last year. EBITDA was $95.6 million for the nine months ended January 31, 2008, up $9.3 million or 10.8% from the same period last year.

Fiscal 2008 Outlook

For fiscal year 2008, the company has updated its estimated EBITDA results to between $118.0 million and $122.0 million, from the original estimated range of between $114.0 million and $118.0 million.

Highlights of the Quarter

“In early January we made changes to our management team with the goal of improving our operating performance and reinforcing our resource optimization business strategy,” John W. Casella, chairman and chief executive officer, said. “These changes are enabling us to enhance management attention on operational efficiency, while at the same time enabling the continued development of business opportunities beyond the traditional consumption model that meet the environmental sustainability needs of our customers today and tomorrow.”

The company indicated that the soft economy in the northeastern U.S. continued to adversely impact solid waste volumes during the third quarter. Robust commodity pricing and cost control programs helped to offset most of the economic drag.

*Non-GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose free cash flow and earnings before interest, taxes, depreciation and amortization (EBITDA), which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of companies in the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies in the solid waste industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons we utilize these non- GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to cash provided by operating activities as determined in accordance with GAAP. Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Casella Waste Systems, Inc., headquartered in Rutland, Vermont, provides solid waste management services consisting of collection, transfer, disposal, and recycling services primarily in the eastern United States.

For further information, contact Ned Coletta, director of investor relations at (802) 775-0325, or visit the Company’s website at http://www.casella.com.

The Company will host a conference call to discuss these results on Thursday, March 6, 2008 at 10:00 a.m. ET. Individuals interested in participating in the call should dial (877) 419-6590 at least 10 minutes before start time. The call will also be webcast; to listen, participants should visit Casella Waste Systems’ website at http://www.casella.com and follow the appropriate link to the webcast. A replay of the call will be available on the company’s website, or by calling (719) 457-0820 or (888) 203-1112 (conference code #4733396), until 11:59 p.m. ET on Thursday, March 13, 2008.

Safe Harbor Statement

Certain matters discussed in this press release are “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such by the context of the statements, including words such as the company “believes,” “expects,” “anticipates,” “plans,” “may,” “will,” “would,” “intends,” “estimates” and other similar expressions, whether in the negative or affirmative. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s beliefs and assumptions. We cannot guarantee that we actually will achieve the plans, intentions or expectations disclosed in the forward-looking statements made. Such forward-looking statements, and all phases of our operations, involve a number of risks and uncertainties, any one or more of which could cause actual results to differ materially from those described in our forward-looking statements. Such risks and uncertainties include or relate to, among other things: we may be unable to reduce costs or increase revenues sufficiently to achieve estimated EBITDA and other targets; landfill operations and permit status may be affected by factors outside our control, continuing weakness in general economic conditions and poor weather conditions may affect our revenues; we may be required to incur capital expenditures in excess of our estimates; and fluctuations in the commodity pricing of our recyclables may make it more difficult for us to predict our results of operations or meet our estimates. There are a number of other important risks and uncertainties that could cause our actual results to differ materially from those indicated by such forward-looking statements. These risks and uncertainties include, without limitation, those detailed in Item 1A, “Risk Factors” in our Form 10-K for the year ended April 30, 2007. We do not necessarily intend to update publicly any forward-looking statements whether as a result of new information, future events or otherwise, except as required by law.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
Unaudited
(In thousands, except amounts per share)

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2007	2008	2007	2008

Revenues	$128,839	$141,359	$409,637	$442,799

Operating expenses:
Cost of operations (1)	85,879	96,663	267,078	291,738
General and administration (1)	16,862	18,362	56,223	55,472
Depreciation and amortization	16,960	19,055	53,702	59,178
	119,701	134,080	377,003	406,388

Operating income	9,138	7,279	32,634	36,411

Other expense/(income), net:
Interest expense, net (2)	9,455	10,536	27,722	32,107
Loss (income) from equity method investments	(988)	907	(1,978)	4,545
Other income	(49)	(56)	(350)	(2,417)
	8,418	11,387	25,394	34,235

Income (loss) from continuing operations before income taxes and discontinued operations	720	(4,108)	7,240	2,176
Provision for income taxes	1,026	496	4,420	960

Income (loss) from continuing operations before discontinued operations	(306)	(4,604)	2,820	1,216

Discontinued Operations:
Loss from discontinued operations, net of income taxes (3) (4)	(539)	—	(1,329)	(811)
Loss on disposal of discontinued operations, net of income taxes (4)	—	—	—	(437)

Net (loss) income	(845)	(4,604)	1,491	(32)

Preferred stock dividend	902	—	2,674	—

Net loss applicable to common stockholders	$(1,747)	$(4,604)	$(1,183)	$(32)

Common stock and common stock equivalent shares outstanding, assuming full dilution	25,273	25,415	25,257	25,362

Net loss per common share	$(0.07)	$(0.18)	$(0.05)	$—

EBITDA (5)	$26,098	$26,334	$86,336	$95,589

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
Unaudited
(In thousands)

	April 30,	January 31,
	2007	2008
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$12,366	$2,898
Restricted cash	73	95
Accounts receivable - trade, net of allowance for doubtful accounts	61,246	61,652
Other current assets	21,115	29,443
Total current assets	94,800	94,088

Property, plant and equipment, net of accumulated depreciation	483,277	488,845
Goodwill	171,735	171,385
Intangible assets, net	2,217	2,778
Restricted cash	12,734	13,587
Investments in unconsolidated entities	49,969	46,060
Other non-current assets	19,361	13,398

Total assets	$834,093	$830,141

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES:
Current maturities of long-term debt	$1,215	$2,156
Current maturities of capital lease obligations	1,104	633
Series A redeemable, convertible preferred stock (2)	74,018	—
Accounts payable	51,440	43,783
Other accrued liabilities	60,375	60,060
Total current liabilities	188,152	106,632

Long-term debt, less current maturities	476,225	546,188
Capital lease obligations, less current maturities	650	4,789
Other long-term liabilities	39,570	41,459

Stockholders’ equity	129,496	131,073

Total liabilities and stockholders’ equity	$834,093	$830,141

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
Unaudited
(In thousands)

	Nine Months Ended
	January 31,	January 31,
	2007	2008
Cash Flows from Operating Activities:
Net (loss) income	$1,491	$(32)
Loss from discontinued operations, net	1,329	811
Loss on disposal of discontinued operations, net	—	437
Adjustments to reconcile net (loss) income
to net cash provided by operating activities -
Depreciation and amortization	53,702	59,178
Depletion of landfill operating lease obligations	5,543	4,815
Income from assets under contractual obligation	—	(1,463)
Preferred stock dividend	—	1,038
Maine Energy settlement	—	(2,142)
Loss (income) from equity method investments	(1,978)	4,545
Gain on sale of equipment	(591)	(54)
Stock-based compensation	511	1,022
Excess tax benefit on the exercise of stock options	(145)	(111)
Deferred income taxes	464	(1,311)
Changes in assets and liabilities, net of
effects of acquisitions and divestitures	(3,878)	(15,055)
	53,628	50,462
Net Cash Provided by Operating Activities	56,448	51,678
Cash Flows from Investing Activities:
Acquisitions, net of cash acquired	(2,087)	(745)
Additions to property, plant and equipment - growth	(25,757)	(14,281)
- maintenance	(50,939)	(44,834)
Payments on landfill operating lease contracts	(4,500)	(6,735)
Proceeds from divestitures	—	2,154
Restricted cash from revenue bond issuance	5,535	—
Other	(110)	3,343
Net Cash Used In Investing Activities	(77,858)	(61,098)
Cash Flows from Financing Activities:
Proceeds from long-term borrowings	239,950	260,700
Principal payments on long-term debt	(213,459)	(187,049)
Redemption of Series A redeemable, convertible preferred stock	—	(75,057)
Proceeds from exercise of stock options	1,572	1,216
Excess tax benefit on the exercise of stock options	145	111
Net Cash (Used in) Provided by Financing Activities	28,208	(79)
Cash Provided by (Used in) Discontinued Operations	(2,298)	31
Net (decrease) increase in cash and cash equivalents	4,500	(9,468)
Cash and cash equivalents, beginning of period	7,429	12,366
Cash and cash equivalents, end of period	$11,929	$2,898

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

 Unaudited

(In thousands)

Note 1:   The Company has made reclassifications in the Company’s Statements of Operations to conform prior year information with the Company’s current period presentation.  During the fourth quarter of fiscal year 2007, the Company began recording personnel costs associated with engineering and permitting activities as a cost of operations where previously these costs had been recorded as general and administration.  This resulted in costs reclassified amounting to $460 and $1,385 for the three months and nine months ended January 31, 2007, respectively.

Note 2:   The Company’s Series A redeemable, convertible preferred stock (“Series A preferred) contained a mandatory redemption provision effective August 11, 2007.  As the Company did not anticipate that the Series A preferred would be converted to Class A Common Stock by the redemption date, the Company reflected the redemption value of the Series A preferred as a current liability at April 30, 2007.  Consistent with this presentation, the Company has recorded the Series A preferred dividend as interest expense in the nine months ended January 31, 2008.  The Series A preferred was redeemed effective August 11, 2007 at an aggregate redemption price of $75,057.

Note 3:   The company divested the assets of the Holliston Transfer Station (“Holliston Transfer”) during the quarter ended April 30, 2007.  The transaction required discontinued operations treatment under SFAS No. 144 , Accounting for Impairment or Disposal of Long-Lived Assets (“SFAS No.144), therefore the operating results of Holliston Transfer have been reclassified from continuing to discontinued operations for the three and nine months ended January 31, 2007.

Note 4:   The company divested its Buffalo, N.Y. transfer station, hauling operation and related equipment during the quarter ended October 31, 2007.  The transaction required discontinued operations treatment under SFAS No. 144, therefore the operating results of these operations have been reclassified from continuing to discontinued operations for the three and nine months ended January 31, 2007.

Note 5:   Non - GAAP Financial Measures

In addition to disclosing financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), we also disclose earnings before interest, taxes and depreciation and amortization (EBITDA) and Free Cash Flow, which are non-GAAP measures.

These measures are provided because we understand that certain investors use this information when analyzing the financial position of the solid waste industry, including us. Historically, these measures have been key in comparing operating efficiency of publicly traded companies within the industry, and assist investors in measuring our ability to meet capital expenditure and working capital requirements. For these reasons, we utilize these non-GAAP metrics to measure our performance at all levels. These measures do not represent, and should not be considered as alternatives to net cash provided by operating activities as determined in accordance with GAAP.  Moreover, these measures do not necessarily indicate whether cash flow will be sufficient for such items as working capital or capital expenditures, or to react to changes in our industry or to the economy generally. Because these measures are not calculated by all companies in the same fashion, they may not be comparable to similarly titled measures reported by other companies.

Following is a reconciliation of EBITDA to Net Cash Provided by Operating Activities:

	Three Months Ended		Nine Months Ended
	January 31,	January 31,	January 31,	January 31,
	2007	2008	2007	2008
Net Cash Provided by Operating Activities	$16,159	$16,040	$56,448	$51,678

Changes in assets and liabilities, net of effects of acquisitions and divestitures	610	(527)	3,878	15,055
Deferred income taxes	613	2,002	(464)	1,311
Stock-based compensation	(190)	(517)	(511)	(1,022)
Excess tax benefit on the exercise of stock options	4	95	145	111
Provision for income taxes	1,026	496	4,420	960
Interest expense, net	9,455	10,536	27,722	32,107
Preferred stock dividend	—	—	—	(1,038)
Depletion of landfill operating lease obligations	(1,682)	(1,467)	(5,543)	(4,815)
Income from assets under contractual obligation	—	96	—	1,463
Gain (loss) on sale of equipment	152	(364)	591	54
Other income	(49)	(56)	(350)	(275)
EBITDA	$26,098	$26,334	$86,336	$95,589

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

Unaudited

(In thousands)

Following is a reconciliation of Free Cash Flow to Net Cash Provided by Operating Activities:

		Three Months Ended		Nine Months Ended
		January 31,	January 31,	January 31,	January 31,
		2007	2008	2007	2008
EBITDA		$26,098	$26,334	$86,336	$95,589
Add (deduct):	Cash interest	(4,515)	(7,803)	(20,094)	(27,129)
	Capital expenditures	(17,294)	(16,125)	(76,696)	(59,115)
	Cash taxes	(648)	(81)	(2,241)	(1,851)
	Depletion of landfill operating lease obligations	1,682	1,467	5,543	4,815
	Change in working capital, adjusted for non-cash items	(6,348)	(3,631)	(11,493)	(13,513)

FREE CASH FLOW		(1,025)	161	(18,645)	(1,204)

Add (deduct):	Capital expenditures	17,294	16,125	76,696	59,115
	Other	(110)	(246)	(1,603)	(6,233)
Net Cash Provided by Operating Activities		$16,159	$16,040	$56,448	$51,678

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

Amounts of the Company’s total revenues attributable to services provided are as follows:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007 (1)	2008	2007 (1)	2008
Collection	$62,132	$64,649	$198,983	$202,981
Landfill / disposal facilities	24,183	23,979	82,590	82,147
Transfer	4,948	5,606	18,774	20,644
Recycling	37,576	47,125	109,290	137,027
Total revenues	$128,839	$141,359	$409,637	$442,799

(1) Revenue attributable to services provided for the three and nine months ended January 31, 2007 has been revised to conform with the classification of revenue attributable to services provided in the current fiscal year.

Components of revenue growth for the three months ended January 31, 2008 compared to the three months ended January 31, 2007:

		Percentage
Solid Waste Operations (1)	Price	0.7%
	Volume	0.4%
	Solid waste commodity price and volume	0.7%
Total growth - Solid Waste Operations		1.8%

FCR Operations (1)	Price	26.9%
	Volume	5.2%
Total growth - FCR Operations		32.1%

Rollover effect of acquisitions (as a percentage of total revenues)		0.7%

Total revenue growth		9.7%

(1) - Calculated as a percentage of segment revenues.

Solid Waste Internalization Rates by Region:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007 (1)	2008	2007 (1)	2008
North Eastern region	52.8%	61.4%	56.1%	59.8%
South Eastern region	30.4%	29.0%	29.0%	28.3%
Central region	77.1%	80.1%	77.4%	79.3%
Western region	54.4%	62.2%	56.5%	61.0%
Solid Waste internalization	57.5%	61.7%	58.2%	60.6%

(1)  Internalization rates for the three and nine months ended January 31, 2007 have been revised to exclude the activity associated with the Holliston Transfer Station as well as Buffalo Hauling and Buffalo Transfer .  The Company divested the assets of the Holliston Transfer Station during the quarter ended April 30, 2007.  The Company divested the Buffalo operations during the quarter ended October 31, 2007.

CASELLA WASTE SYSTEMS, INC. AND SUBSIDIARIES

SUPPLEMENTAL DATA TABLES

(Unaudited)

(In thousands)

US GreenFiber (50% owned) Financial Statistics:

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2008	2007	2008
Revenues	$48,999	$44,432	$145,525	$119,926
Net (loss) income	2,634	(618)	5,418	(6,027)
Cash flow from operations	3,833	1,615	13,076	7,344
Net working capital changes	(1,439)	(810)	(58)	4,570
EBITDA	$5,272	$2,425	$13,134	$2,774

As a percentage of revenue:

Net (loss) income	5.4%	-1.4%	3.7%	-5.0%
EBITDA	10.8%	5.5%	9.0%	2.3%

Components of Growth versus Maintenance Capital Expenditures (1):

	Three Months Ended January 31,		Nine Months Ended January 31,
	2007	2008	2007	2008
Growth Capital Expenditures:
Landfill Development	$3,282	$5,502	$14,765	$10,625
MRF Equipment Upgrades	2,982	443	6,239	771
Other	1,273	371	4,753	2,885
Total Growth Capital Expenditures	7,537	6,316	25,757	14,281

Maintenance Capital Expenditures:
Vehicles, Machinery / Equipment and Containers	1,466	1,366	19,979	9,517
Landfill Construction & Equipment	7,300	5,019	26,851	25,741
Facilities	900	3,044	2,921	8,297
Other	91	380	1,188	1,279
Total Maintenance Capital Expenditures	9,757	9,809	50,939	44,834

Total Capital Expenditures	$17,294	$16,125	$76,696	$59,115

(1) The Company’s capital expenditures are broadly defined as pertaining to either growth or maintenance activities.  Growth capital expenditures are defined as costs related to development of new airspace, permit expansions, new recycling contracts along with incremental costs of equipment and infrastructure added to further such activities.  Growth capital expenditures include the cost of equipment added directly as a result of new business as well as expenditures associated with increasing infrastructure to increase throughput at transfer stations and recycling facilities.  Growth capital expenditures also include those outlays associated with acquiring landfill operating leases, which do not meet the operating lease payment definition, but which were included as a commitment in the successful bid.  Maintenance capital expenditures are defined as landfill cell construction costs not related to expansion airspace, costs for normal permit renewals and replacement costs for equipment due to age or obsolescence.